Exhibit 99.1

Dreams, Inc. Announces 2Q2010 and 1H2010 Results

2Q2010 Revenues up 18% to $14.4M

1H2010 Revenues up 14.8% to $31M

1H2010 Internet Revenues up 37.3% to $20.3M

PLANTATION, FL, August 16, 2010 – Dreams, Inc. (NYSE Amex: DRJ) announced its financial results for the second quarter and six months ended June 30, 2010.

Three months ended June 30, 2010

Revenues – For the quarter ended June 30, 2010, revenues were up 18.0% to $14.4 million, compared to $12.2 million generated in the same period last year.

EBITDA* –For the quarter ended June 30, 2010, earnings before interest, taxes, depreciation and amortization were a loss of $1.1 million, a slight improvement from $1.13 million in EBITDA losses for the same period in 2009.

Net – For the quarter ended June 30, 2010, net losses were $1.17 million versus $1.1 million in net losses for the same period in 2009. The Company incurred increased interest expense for the period of $414,000, versus $197,000 last year.

Six months ended June 30, 2010

Revenues – For the six months ended June 30, 2010, revenues were up 14.8% to $31 million, compared to $27 million generated in the same period last year.

EBITDA* – For the six months ended June 30, 2010, earnings before interest, taxes, depreciation and amortization were a loss of $1.70 million, a 20.5% improvement from $2.14 million in EBITDA losses for the same period in 2009.

Net – For the six months ended June 30, 2010, net losses were $2.04 million, a slight improvement from $2.06 million in net losses for the same period in 2009. The Company incurred increased interest expense for the period of $759,000, versus $371,000 last year.

Ross Tannenbaum, Dreams’ President & CEO commented, “Our business is cyclical and the second calendar quarter is typically the weakest quarter in our industry. Our historical business model generates a greater portion of our annual revenues and profits in the holiday quarter (October-December).

“Our continued focus on E-Commerce served us well as our Internet division revenues increased 39.0% for the second quarter to $9.3 million and 37.3% to $20.3 million for the six months ended June 30, 2010. This growth was led by our flagship brand, www.FansEdge.com and our growing web syndication portfolio.

“During the year we signed numerous sites including; the San Diego Chargers, the University of Texas, BC Sports, STATS, LA Times and the Chicago Tribune, to name a few. These sites are targeted to go live and begin revenue contribution during our third quarter of 2010. This places our current web syndication portfolio total at (65) sixty-five and counting.

“Furthermore, our second quarter EBITDA results were mitigated as we incurred approximately $200,000 in one-time expenses charged to operations, with $40,000 of these expenses non-cash, to support a series of initiatives to reconstitute our balance sheet and greatly reduce our cost of capital. If you back-out these one-time expenses, our EBITDA improvements would have been even greater.

“Our corporate financing efforts successfully yielded a $2,000,000 private placement, effectuated through Henley & Company LLC, in May; the preparation and filing of an S-3 Registration Statement in June; the closing of a $6,000,000 equity raise from a group led by William Blair & Company, in July; and the refinancing of our senior debt with Regions Bank who provided the Company with a $20,000,000 senior secured credit facility in July, at competitive rates.

“The above transactions have vastly improved our balance sheet while positioning Dreams for meaningful interest expense savings as we look towards an exciting remainder of 2010 and beyond. Our second quarter and six month results were ahead of budget and have us on track to achieve our yearly financial goals of delivering over $100 million in consolidated revenues for the first time, with increased profitability,” concluded Tannenbaum.

Dreams, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations—Unaudited

(Dollars in Thousands, except share amounts and earnings per share amounts)

	Six Months Ended June 30,		Three Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Manufacturing/Distribution	$4,661	$5,459	$1,819	$1,936
Retail	25,966	21,397	12,455	10,164
Other – Fees	283	181	92	92

Total Revenues	$30, 910	$27,037	$14,366	$12,192
Expenses:
Cost of sales-mfg/distribution	$2,740	$2,513	$1,022	$933
Cost of sales-retail	14,136	11,587	6,801	5,343
Operating expenses	15,777	15,086	7,641	7,049
Depreciation and amortization	900	912	451	453

Total Expenses	$33,553	$30,098	$15,915	$13,778

(Loss) before interest and taxes	(2,643)	(3,061)	(1,549)	(1,586)
Interest expense, net	759	371	414	197

(Loss) before income taxes	(3,402)	(3,432)	(1,963)	(1,783)
Income tax benefit	1,362	1,370	785	710

Net (loss)	$(2,040)	$(2,062)	$(1,178)	$(1,073)

(Loss) per share:
Basic: (Loss) per share	$(0.05)	$(0.05)	$(0.03)	$(0.03)
Weighted average shares outstanding – Basic	37,955,943	37,528,214	38,267,107	37,528,214
Diluted: (Loss) per share	$(0.05)	$(0.05)	$(0.03)	$(0.03)
Weighted average shares outstanding – Diluted	38,901,624	37,528,214	39,178,628	37,528,214

*EBITDA is a non-GAAP financial measurement that is defined as earnings before interest, tax, depreciation and amortization. We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate our performance. In our opinion, this non-GAAP measure provides meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to our historical performance. We believe this non-GAAP financial measures is useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business.

The following table presents a reconciliation of EBITDA, as adjusted, to net income/ (loss) as reported.

	6 mths ended June		3 mths ended June
	2010	2009	2010	2009
Total revenue	$30,910	$27,037	$14,366	$12,192
Total expense	32,653	29,186	15,464	13,325
Pre-tax	(1,743)	(2,149)	(1,098)	(1,133)
Net income/ (loss)	(2,040)	(2,062)	(1,178)	(1,073)
EBITDA, as adjusted	(1,743)	(2,149)	(1,098)	(1,133)
Less:
Interest expense	(759)	(371)	(414)	(197)
Tax benefit	1,362	1,370	785	710
Depreciation & Amort.	(900)	(912)	(451)	(453)
Net income/ (loss) as reported	(2,040)	(2,062)	(1,178)	(1,073)

DREAMS, INC. trades on the NYSE Amex Exchange under the symbol “DRJ”.

For more information on Dreams, Inc. and its subsidiaries, please visit: www.dreamscorp.com.

Dreams, Inc. Investor Relations Contact Info:

David M. Greene, Senior Vice-President

Phone: 954-377-0002

Fax: 954-475-8785

dgreene@dreamscorp.com

Public Relations for Dreams, Inc.:

Boardroom Communications

Caren Berg or Jennifer Clarin

Phone: (954) 370-8999, Fax: (954) 370-8892

Email: caren@boardroompr.com or jclarin@boardroompr.com

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Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of Dreams, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services. Past performance is not indicative of future results. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

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